Exhibit 99.8(n)

AMENDMENT NO. 4

TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of this     day of December, 2011 by and between Calvert Variable Products, Inc., a Maryland corporation (formerly named Summit Mutual Funds, Inc.) (“CVP”), Calvert Investment Distributors, Inc., a Delaware corporation (formerly named Calvert Distributors, Inc., assignee from Ameritas Investment Corp. pursuant to a Consent to Assignment dated December 18, 2008) (“CID”), Symetra Life Insurance Company, a Washington life insurance company, on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto (“LIFE COMPANY”) and Symetra Securities, Inc., a Washington corporation and an affiliate of Life Company and the Symetra underwriter of the Contracts (“UNDERWRITER”) (collectively with CVP, CID and LIFE COMPANY, the “Parties”).

WHEREAS, CVP, CID, LIFE COMPANY and UNDERWRITER are parties to a Fund Participation Agreement dated as of October 1, 2006 (the “Agreement”), as amended.

WHEREAS, pursuant to Rule 498 under the Securities Act of 1933 as amended (“Rule 498” and the “1933 Act” respectively), CVP has elected to provide to LIFE COMPANY the summary prospectus for each Fund, rather than the statutory prospectus for such Fund, for purposes of prospectus delivery to investors.

WHEREAS, CVP, CID, LIFE COMPANY and UNDERWRITER desire to update the text of the Agreement to reflect name changes of the Calvert parties and in other respects set forth below, and to revise Schedule A, Schedule B and Schedule C of the Agreement.

NOW THEREFORE, the Parties agree that the Agreement is amended as follows:

1. In General: All references in the Agreement to Summit Mutual Funds, Inc. and to Ameritas Investment Corp. are hereby revised to refer to Calvert Variable Products, Inc. (“CVP”) and Calvert Investment Distributors, Inc. (“CID”), respectively, as applicable. In the Agreement, including the definition in Section 4.3(b), “CVP Prospectus” shall mean, with respect to any Fund, (i) the current statutory prospectus and summary prospectus applicable to such Fund as most recently filed with the SEC, the Fund’s statement of additional information, and any amendment(s) or supplement(s) thereto. For the purposes of this Amendment and the Agreement, the terms “summary prospectus” and “statutory prospectus” shall have the same meaning as set forth in Rule 498 under the 1933 Act.

2. The second “Whereas” clause is hereby revised to delete the phrase “within its Pinnacle series of funds”, the references in the eighth and ninth “Whereas” clauses to the National Association of Securities Dealers, Inc. (“NASD”) are revised to refer to the Financial Industry Regulatory Authority (“FINRA”), and references to the NASD elsewhere in the Agreement are revised to refer to FINRA.

3. In Section 4.5 (LIFE COMPANY to Provide Documents; Information about CVP), the reference in the third sentence of subsection (b) to Summit Investment Partners, Inc. as the entity to receive sales literature from LIFE COMPANY is hereby revised to refer to CID.

4. In Section 4.6 (CVP to Provide Documents; Information about LIFE COMPANY), subsection (b) is revised as follows:

(b)(i) “CVP will provide to LIFE COMPANY printed copies, in an amount specified by LIFE COMPANY, of Fund summary prospectuses, statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Owners who have allocated any Contract value to a Fund. CVP will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to distribute such materials within the time required by law to be furnished to Owners. The form of each Fund summary prospectus and statement of additional information provided by CVP to LIFE COMPANY shall be the final form of such summary prospectus and statement of additional information as filed with the Securities and Exchange Commission.

(b)(ii) The parties agree that LIFE COMPANY is not required to distribute a Fund’s summary prospectus to Owners, but may elect to distribute the Fund’s statutory prospectus in lieu of the summary prospectus. Notwithstanding any other provision of this Amendment, the Agreement or Schedule C to the Agreement, LIFE COMPANY agrees that if it elects to distribute a Fund’s statutory prospectus to Owners in lieu of the Fund’s summary prospectus, upon notification from LIFE COMPANY, CVP will provide to LIFE COMPANY a camera ready copy of the Fund’s statutory prospectus (and electronic access thereto), and LIFE COMPANY will pay for the costs of printing and distributing such Fund’s statutory prospectus.”

5. Section 9 (Notices) is hereby revised to replace the respective information for Summit Mutual Funds, Inc. and for Ameritas Investment Corp. with the following:

“Calvert Variable Products, Inc.

4550 Montgomery Avenue, Suite 1000N

Bethesda, Maryland 20814

Facsimile: 301-654-7820

Attn: David V. Mazza

Calvert Investment Distributors, Inc.

4550 Montgomery Avenue, Suite 1000N

Bethesda, Maryland 20814

Facsimile: 301-654-7820

Attn: David V. Mazza

  In the case of any notice sent to Calvert Variable Products, Inc. or Calvert Investment Distributors, Inc., a copy of such notice shall also be sent to:

Calvert Investments, Inc.

4550 Montgomery Avenue, Suite 1000N

Bethesda, Maryland 20814

Facsimile: 301-657-7014

Attn: William M. Tartikoff, Esq.”

6. Section 13 (Applicable Law) is hereby revised to replace Ohio law with Maryland law.

7. In Section 19 (Trademarks and Fund Names), the first sentence of subsection (a) is revised to provide as follows:

“CVP or CID or one or more of its affiliates owns all right, title and interest in and to the tradenames, trademarks and service marks set forth on Schedule B, as amended from time to time by written notice from CVP or CID to LIFE COMPANY (the “Calvert Licensed Marks” or the “licensor’s licensed marks”) and is authorized to use and to license other persons to use such marks.”

All other references in subsections (a) and (b) to the Summit licensed marks are revised to refer to the Calvert Licensed Marks.

8. Schedule A of the Agreement (Funds) is hereby superseded by the attached revised Schedule A.

9. Schedule B of the Agreement (Summit Trademarks) is hereby superseded by the attached revised Schedule B.

10. Schedule C of the Agreement (Expense Allocations) is hereby superseded by the attached revised Schedule C.

11. The Parties further agree that all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date stated above in their names and on their behalf by and through their duly authorized officers signing below.

CALVERT VARIABLE PRODUCTS, INC.

By:
Name:
Title:

CALVERT INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:

SYMETRA LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:
Name:	Daniel R. Guilbert
Title:	Executive Vice President

SYMETRA SECURITIES, INC.

By:
Name:	Linda C. Mahaffey
Title:	President

SCHEDULE A

FUNDS

FUNDS AVAILABLE UNDER THE CONTRACTS

Calvert Variable Products, Inc. Series:

Calvert VP S&P 500 Index Portfolio

Calvert VP S&P MidCap 400 Index Portfolio – Class I

Calvert VP S&P MidCap 400 Index Portfolio – Class F

Calvert VP Barclays Capital Aggregate Bond Index Portfolio

Calvert VP Nasdaq 100 Index Portfolio

Calvert VP EAFE International Index Portfolio – Class I

Calvert VP EAFE International Index Portfolio – Class F

Calvert VP Russell 2000 Small Cap Index Portfolio – Class I

Calvert VP Russell 2000 Small Cap Index Portfolio – Class F

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Symetra Separate Account C

Symetra Separate Account SL

Symetra Resource Variable Account B

UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE FUNDS

Symetra Separate Account VL

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Symetra Spinnaker® Variable Annuity

Symetra Complete® Individual Flexible Premium Variable Life Insurance Policy

Symetra Complete Advisor® Individual Flexible Premium Variable Life Insurance Policy

Symetra True Variable Annuity

Symetra Variable Corporate Owned Life Insurance

Fund Participation Agreement

Amendment No. 4

December     , 2011

SCHEDULE B

CALVERT TRADEMARKS

(a)	The following logo:

(b)	The name “Calvert Variable Products, Inc.”

(c)	The name of each Fund set forth on Schedule A.

Fund Participation Agreement

Amendment No. 4

December     , 2011

SCHEDULE C

EXPENSE ALLOCATIONS

Life Company	CVP/CID
Preparing and filing the Account’s registration statement	Preparing and filing CVP’s registration statement

Text composition for Account prospectuses and supplements	Text composition for Fund statutory and summary prospectuses and supplements

Text alterations of prospectuses (Account) and supplements (Account)	Text alterations of statutory and summary prospectuses (Fund) and supplements (Fund)

Printing Account prospectuses and supplements	Printing Fund summary prospectuses and supplements

Printing Fund statutory prospectuses (if Life Company elects to distribute to policy owners of record Funds’ statutory prospectuses rather than Funds’ summary prospectuses)	Camera ready copies of Fund statutory prospectuses and electronic access thereto (if Life Company elects to distribute to policy owners of record Funds’ statutory prospectuses rather than Funds’ summary prospectuses)

Text composition and printing Account SAIs	Text composition and printing Fund SAIs
Mailing and distributing Account SAIs to policy owners upon request by policy owners	Mailing and distributing Fund SAIs to policy owners upon request by policy owners
Mailing and distributing prospectuses (Account) and supplements (Account) to policy owners of record as required by Federal Securities Laws	Mailing and distributing summary prospectuses (Fund) and supplements (Fund) to policy owners of record as required by Federal Securities Laws
Mailing and distributing statutory prospectuses (Fund) to policy owners of record (if Life Company elects to distribute Funds’ statutory prospectuses rather than Funds’ summary prospectuses)
Mailing and distributing prospectuses (Account) and summary or statutory prospectuses (Fund) to prospective purchasers

Text composition (Account), printing, mailing, and distributing annual and semi-annual reports for Account	Text composition (Fund), printing, mailing, and distributing annual and semi-annual reports of the Funds
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to policy owners with respect to proxies related to the Account	Text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to policy owners with respect to proxies related to the Funds

Preparation, printing and distributing sales

material and advertising relating to the Funds,

insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, FINRA, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

Fund Participation Agreement

Amendment No. 4

December     , 2011